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                                                        Exhibit 21


                               GIANT GROUP, LTD.
                     SUBSIDIARIES AS OF DECEMBER 31, 1999



    Corporation               State of Incorporation            Ownership
    -----------               ----------------------            ---------

KCC Delaware Company                 Delaware                      100%

Periscope Sportswear, Inc.           Delaware                      100%